                                                                    EXHIBIT 1


                                2,420,000 SHARES
                              F.Y.I. INCORPORATED
                                  COMMON STOCK

                                 --------------
                             UNDERWRITING AGREEMENT
                                 --------------

                                                               November __, 1996


MONTGOMERY SECURITIES
BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY, L.L.C.
As Representatives of the Several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111

Dear Sirs:

              SECTION 1. Introductory. F.Y.I Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,000,000 shares of its authorized but unissued common stock, $.01 par value per share (the "Common Stock"), and certain stockholders of the Company named in Schedule B annexed hereto (the "Selling Stockholders") propose to sell an aggregate of 420,000 shares of the Company's issued and outstanding Common Stock to you as underwriters (the "Underwriters"). Said aggregate of 2,420,000 shares are herein called the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 363,000 additional shares of Common Stock (the "Additional Shares"), as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Additional Shares are hereinafter collectively referred to as the "Common Shares."

              You have advised the Company that the Underwriters propose to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

              The Company and each of the Selling Shareholders hereby confirms their respective agreement with respect to the purchase of the Common Shares by the Underwriters as follows:

              SECTION 2. Representations and Warranties of the Company. The Company and each of Messrs. Melanson, Walker, Shaw, Lowenstein, and Bellenghi

(the "Management Selling Shareholders") represent and warrant to the several Underwriters that:

                    (a) A registration statement on Form S-1 (Registration No. 333-_____) with respect to the Common Shares has been prepared by the Company in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to each of you a signed copy of such registration statement and amendments, together with a copy of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations, or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company shall have previously advised you in writing would be included or made therein.

              The term "Registration Statement" as used in this Agreement shall mean such registration statement (including all financial schedules and exhibits) at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include
(i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations, and (ii) a registration statement, if any, filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or,
(ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective, or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                    (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof.

                    (c) The Company is a corporation organized and validly existing in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly registered and qualified to do business and in good standing as a foreign corporation in each jurisdiction or place where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure so to qualify or register would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction or place, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or registration or qualification.

                    (d)    All the Company's subsidiaries are listed in Exhibit
21.1 to the Registration Statement (each a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction or place, revoking, limiting or curtailing or seeking to revoke, limit or curtail, such power and authority or registration or qualification; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly by the Company free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. Other than with respect to the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. Subsequent to January 30, 1996, the Company, through direct or indirect wholly-owned subsidiaries, has acquired (i) substantially all of the assets of Robert A. Cook and Staff, Inc. and RAC Services, Inc., (ii) by merger, all of the outstanding shares of B&B Information and Image Management, Inc., (iii) by merger, Premier Document Management, Inc. and PDM Services, Inc., (iv) by merger, all of the outstanding shares of C.M.R.S. Incorporated, Texas Medical Record Service, Inc. and Minnesota Medical Record Service, Inc., (v) by merger, all of the outstanding shares of ZIA Information Analysis Group, (vi) by merger, all of the outstanding shares of Carton-Hodgson, Inc. and substantially all of the assets of CH Direct, Inc., and (vii) by merger, all of the outstanding shares of Data Input Services Corporation, Inc. Except as provided in the preceding sentence the Company has not directly or indirectly through its subsidiaries acquired any assets or entity which acquisition, as of the date of its completion, would require the furnishing in the Registration Statement of financial statements of the acquired business for one or more fiscal years in accordance with Rule 3-05 of the Commission's Regulation S-X.

                    (e) Effective on the First Closing Date, the Company will have authorized capital stock consisting of 26,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); as of the date hereof the Company has outstanding ___________ shares of Common Stock and as of the First Closing Date will have outstanding such number of shares plus such number of shares of Common Stock issued upon the exercise of stock options outstanding on the date hereof, and all of such outstanding shares of Common Stock, including, without limitation, the Common Shares being sold hereunder by the Selling Stockholders, will have been duly authorized, validly issued, fully paid and nonassessable, issued in compliance with all federal and state securities laws, and not issued in violation of or subject to any preemptive rights to subscribe for or purchase securities and will conform to the description thereof contained in the Prospectus.

                    (f) The Common Shares to be issued and sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued and fully paid, and conform in all respects to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholders or the issuance and sale of the Common Shares to be issued and sold by the Company as contemplated herein.

                    (g) Neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options and warrants to purchase Common Stock of the Company in the amounts disclosed in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                    (h) The Company has legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the making and performance of this Agreement by the Company, nor the consummation of the transactions contemplated herein will (i) violate any provisions of the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, (ii) conflict with or result in the breach or violation of any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of the Subsidiaries or any of their respective properties, or (iii) except to the extent that it would not have a Material Adverse Effect, conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries. No consent, approval, authorization, order, registration, filing, qualification, license, permit of or with any court, regulatory body, administrative agency or other governmental body or official is required for the issuance and sale of the Common Shares, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, with respect to the public offering of the Common Shares by the several Underwriters for, compliance with the Act, the applicable Blue Sky laws and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                    (i) Arthur Andersen LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

                    (j) The financial statements, together with related notes and schedules, included in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries and of the respective entities or businesses acquired by the Company for whom such financial statements are required in the Registration Statement pursuant to the Commission's Regulation S-X, as the case may be, and the combined financial position, results of operations and changes in financial position of the Founding Companies (as defined in Note 1 of the Founding Company Notes to Financial Statements contained in the Registration Statement) on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Arthur Andersen LLP. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                    (k) Except as disclosed in the Prospectus, and except as to defaults and breaches which individually or in the aggregate would not have a Material Adverse Effect, neither the Company nor any of the Subsidiaries is in violation or default of any provision of its certificate or articles of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any of the Subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                    (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of the contracts and other documents in the Prospectus are accurate and complete in all material respects; all such contracts and other documents are in full force and effect on the date hereof; and neither the Company or any of the Subsidiaries, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts or other documents.

                    (m) Except as described in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries is or may be a party or of which property owned or leased by the Company or any of the Subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company or any of the Subsidiaries exists or to our knowledge is threatened which might be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                    (n) The Company and each of the Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge, claim, security interest or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount to the Company and the Subsidiaries taken as a whole and do not adversely affect the use made and proposed to be made of such property by the Company or any of the Subsidiaries in a manner or to an extent that would have a Material Adverse Effect. The Company and each of the Subsidiaries, as applicable, holds its leased properties under valid, subsisting and enforceable leases except where the failure to do so would not have a Material Adverse Effect. Except as disclosed in the Prospectus, each of the Company and the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                    (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus or as would not have a Material Adverse Effect:

(i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any verbal or written agreement or other transaction which is not in the ordinary course of business; (ii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of the Subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock or is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock or indebtedness material to the Company or any of the Subsidiaries (other than in the ordinary course of business including, without limitation, pursuant to acquisitions described in the Registration Statement); and (v) there has not been any change in the condition (financial or otherwise), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries.

                    (p) The Company has not been advised, and has no reason to believe, that it or any Subsidiary is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

                    (q) Each of the Company and the Subsidiaries has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses and other similar rights and proprietary knowledge (collectively, the "Intangibles"), approvals and governmental authorizations to conduct their respective businesses as now conducted; the expiration of any Intangibles or such approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or any of the Subsidiaries; and the Company has no knowledge of any material infringement by it or any of the Subsidiaries of Intangibles or trade secrets of others, and there is no claim being made against the Company or any of the Subsidiaries regarding the infringement of Intangibles or trade secrets which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or any of the Subsidiaries; except for such exceptions to any of the foregoing as would not have a Material Adverse Effect.

                    (r) The Company and each of the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which could have a Material Adverse Effect.

                    (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (t) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                    (u) The Company and the Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their business, including, but not limited to, insurance covering real and personal property owned or leased, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except in the case of the Subsidiaries, where the failure to maintain such insurance would not have a Material Adverse Effect.

                    (v) Neither the Company nor any of the Subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                    (w) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                    (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

                    (y) The Common Stock is duly authorized for quotation on the Nasdaq National Market.

                    (z) The Company has not done and does not do business with the government of Cuba or any person or affiliate located in Cuba in violation of Section 517.075 of the Florida Statutes.

              SECTION 3. Representations, Warranties and Covenants of the Selling Stockholders.

                    (a) Each of the Selling Stockholders represents and warrants to, and agrees with, the several Underwriters that:

                                    (i)    Such Selling Stockholder has, and on
the First Closing Date will have, good and marketable title to the Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                                   (ii)    Such Selling Stockholder has
executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Stockholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreement has been delivered to you.

                                  (iii)    The performance of this Agreement
and the Stockholders Agreement and the consummation of the transactions contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or, for each Selling Stockholder that is not a natural person, its certificate or articles of incorporation and bylaws, partnership or limited liability company agreement, trust agreement or other similar charter or founding agreement or document.

                                   (iv)    Such Selling Stockholder has not
taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                                    (v)    Each Preliminary Prospectus and the
Prospectus, insofar as it has related to such Selling Stockholder has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (b) Each Selling Stockholder that is not a Management Selling Stockholder represents and warrants to the Underwriters that to the best knowledge of such Selling Stockholder the representations or warranties set forth in Section 2 above are true and accurate in all material respects.


              SECTION 4.  Representations and Warranties of the
Underwriters. The Underwriters represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

              SECTION 5. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 2,000,000 of the Firm Shares and each Selling Stockholder agrees to sell to the Underwriters the number of Firm Shares set forth opposite their respective names on Exhibit B. The Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares described below. The purchase price per share to be paid by the several Underwriters to the Company shall be $_______ per share.

              The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 2,000,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares. The obligation of each Underwriter to the Selling Stockholders shall be to purchase from the Selling Stockholders that number of full shares which (as nearly as practicable, as determined by you) bears to 420,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares.

              Delivery of certificates for the Firm Shares to be purchased by the Underwriters shall be made at the location specified by Montgomery Securities and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 P.M. Washington, D.C. Time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

              Delivery of certificates for the Firm Shares shall be made by or on behalf of the Company and the Selling Stockholders to you against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer of same day funds to the order of the Company and of the Agent in proportion to the number of Firm Shares to be sold by the Company and the Selling Stockholders, respectively. The certificates for the Firm Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

              In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 363,000 Additional Shares at the purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by you for the account of the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Additional Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Additional Shares to be purchased by each Underwriter shall be determined by multiplying the number of Additional Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Additional Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Additional Shares shall be the same as for the Firm Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Additional Shares as to which the option has not been exercised.

              You, individually, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

              Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

              The Company shall deliver, or cause to be delivered, to the Underwriters, copies of the Prospectus requested by them for the purpose of confirming sales of the Common Shares that are expected to settle on the First Closing Date not later than 4:00 p.m. San Francisco time on the next business day following the later of the date of this Agreement or the date that the Common Shares are first released by the Underwriters for sale to the public.

              SECTION 6. Covenants of the Company. The Company covenants and agrees that:

                    (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                    (b) Subject to the Company's consent, which shall not be unreasonably withheld, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                    (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                    (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                    (e)     During such period as a prospectus is
required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

                    (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate (including those of Canada) and under the applicable securities laws of such other nations as you may designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                    (g) During the period of five years hereafter, the Company will furnish to the Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

                    (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of either Montgomery Securities or each of the Underwriters (which consent may be withheld at the sole discretion of Montgomery Securities), (i) the Company will not issue, offer, sell, or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security, or register under the Act any such securities, other than (1) in connection with future acquisitions of entities or businesses as contemplated by the Prospectus or (2) pursuant to currently outstanding stock options and warrants and (ii) the Company will not release any stockholder, optionholder or warrantholder of the Company from or otherwise modify, amend or waive the provisions of any agreement entered into with any such stockholder, optionholder or warrantholder, restricting the sale, transfer or other disposition of shares of Common Stock, options or warrants of the Company by any such person.

                    (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                    (j) To the extent required by law the Company will use its best efforts to qualify or register its Common Stock for sale in nonissuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

              You may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance, provided that no such extension shall extend the Company's obligations hereunder.

              SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay, all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Master Agreement Among Underwriters, the Selected Dealers Agreement, the Master Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, (vi) the filing fee of the National Association of Securities Dealers, Inc., and (vii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this
Section 7, Section 9 and Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws (including those of Canada) and under the applicable securities laws of such other nations as you may designate, and the Blue Sky memorandum referred to above).

              SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Additional Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                    (a) The Registration Statement shall have become effective not later than 5:00 p.m. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 p.m.), Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                    (b)     You shall be satisfied that since the
respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of the Subsidiaries, other than pursuant to the exercise of outstanding options disclosed in the Prospectus or the issuance of shares of Common Stock in connection with the acquisitions of businesses by the Company as described in the Registration Statement and the Prospectus or, except as would not have a Material Adverse Effect, any change in the indebtedness (other than in the ordinary course of business) of the Company or any of the Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no verbal or written agreement or other transaction shall have been entered into by the Company or any of the Subsidiaries which is not in the ordinary course of business and which is material to the Company and the Subsidiaries taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of the Subsidiaries which would have a Material Adverse Effect or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries taken as a whole and makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                    (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                             (i)    An opinion of Morgan, Lewis &
Bockius LLP, counsel for the Company and the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                    (1)     The descriptions in the
Prospectus under "The Company" of the agreements by which the Company has acquired the described businesses and entities are accurate in all material respects;

                                    (2)     The Company is a corporation
duly incorporated and validly existing in good standing under the laws of the State of

Delaware, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction or place where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and

                                    (3)     Each of the Subsidiaries is a
corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement; and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure so to qualify or register would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned directly by the Company, free and clear of any security interest, lien, adverse claim, equity or other encumbrance;

                                    (4)     The Company has authorized
capital stock consisting of 26,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share and _________ shares of Common Stock and no shares of Preferred Stock are issued and outstanding; all of the outstanding shares of Common Stock (other than the Common Shares) have been duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal securities laws, were not issued in violation of or subject to any statutory preemptive rights or, to your knowledge, other rights to subscribe for or purchase securities and conform to the description thereof contained in the Prospectus;

                                    (5)     The certificates evidencing the
Common Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Stock represented thereby will be duly authorized and validly issued and fully paid and nonassessable and will not have been issued in violation of or subject to any statutory preemptive rights or to your knowledge other rights to subscribe for or purchase any of the Common Shares. To the knowledge of such counsel, no stockholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement;

                                    (6)     Except as disclosed in the
Prospectus, to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of its capital stock or any such options, rights, convertible securities or obligations;

                                    (7)     (a)      The Registration
Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                            (b)      The Registration Statement,
the Prospectus and each amendment or supplement thereto (except for the financial statements, schedules and other financial and statistical data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                            (c)      To the best of such
counsel's knowledge, there are no franchises, leases, contracts, agreements, or other documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                                            (d)      To the best of such
counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries which are required to be described in the Prospectus which are not described as required.

                                    (8)     The Company has the corporate
power and authority to enter into this Agreement and sell the Common Shares to the several Underwriters. This Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company; no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court, regulatory body, administrative agency or other governmental body or official is required for the issuance and sale of the Common Shares, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) such as have been obtained and are in full force and effect under the Act, and (ii) such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD as to which no opinion need be expressed;

                                    (9)     Neither the Company nor any of
the Subsidiaries is in violation of its respective certificate of incorporation or bylaws, or to the best of such counsel's knowledge after reasonable inquiry, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they or any of their properties may be bound or affected, except where such breach or default would not materially adversely affect the Company and the Subsidiaries taken as a whole;

                                    (10)    The execution and delivery of
this Agreement by the Company and the sale of the Common Shares to the several Underwriters will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument filed as an exhibit to the Registration Statement, or violate any of the provisions of the certificate of incorporation or bylaws of the Company or the corresponding charter documents of any of the Subsidiaries or cause the Company or any Subsidiary to violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties;

                                    (11)    This Agreement has been duly
executed and delivered by or on behalf of each of the Selling Stockholders.

                                    (12)    Assuming mental capacity to act
for each Selling Stockholder that is an individual, each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Firm Shares to be sold by such Selling Stockholder.

                                    (xv)    The Stockholders Agreement has
been duly executed and delivered by each Selling Stockholder.

                                    (xvi)   The Underwriters (assuming that
they are bona fide purchasers within the meaning of the Uniform Commercial
Code) have acquired good and marketable title to the Firm Shares being sold by each Selling Stockholder on the First Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

              In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the applicable Closing Date, of other counsel retained by them or the Company or the Selling Stockholders as to laws of any jurisdiction other than New York and the General Corporation Law of Delaware, provided that (i) each such local counsel is acceptable to the Underwriters, (ii) such reliance is expressly authorized by each opinion so relied upon, and (iii) counsel shall state in their opinion that they have reviewed such opinions and found them to be satisfactory in form and scope; as to matters of fact, such counsel may rely on certificates of officers of the Company and of governmental officials. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement at the effective date thereof, or the Prospectus at the date thereof or at the applicable Closing Date, or any such amendment or supplement, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    (ii)    Such opinion or opinions of Howard,
Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company, the Selling Stockholders and governmental officials.

                                   (iii)    A certificate of the Company
executed by the Chairman of the Board, the President and Chief Executive Officer, and the Executive Vice President--Corporate Development and Acquisitions of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                            (1)     The representations and
warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                            (2)     The Commission has not
issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                            (3)     The Registration Statement
and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company or any of the Subsidiaries; and neither the

Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                            (4)     Since the initial date on
which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                            (5)     Since the respective dates
as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any change or a development involving the Company or any of the Subsidiaries that has had a Material Adverse Effect and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of the Subsidiaries which is material to the Company and the Subsidiaries (taken as a whole) or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of the Subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or made any change in its capital stock, repurchased or otherwise acquired any of the Company's capital stock, or, except as would not have a Material Adverse Effect, incurred any liability or obligation, direct, contingent or indirect or made any change in its short-term debt or funded debt; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date;

                                            (6)     Since the respective dates
as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, none of the Company nor any of the Subsidiaries have sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                                    (iv)    On the date before this Agreement is
executed and also on the First Closing Date and the Second Closing Date a letter addressed to the Underwriters, from Arthur Andersen LLP, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                                     (v)    On or before the First Closing Date,
letters in form and substance satisfactory to you, from each, stockholder, director and officer of the Company designated by the Representatives, confirming that, for a period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any Common Stock or any right to acquire such shares without the prior written consent of either Montgomery Securities or each of the Underwriters, which consent may be withheld at the sole discretion of Montgomery Securities or each of the Underwriters, as the case may be.

                                    (vi)    Such further certificates and
documents as you shall have reasonably requested.

                            (d)     There shall have been delivered to you the
Firm Shares and, if any Additional Shares are purchased, the Additional Shares.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

              If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof.

              SECTION 9. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile charges, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9, Section 7 and
Section 11 shall at all times be effective and shall apply.

              SECTION 10. Effectiveness of Registration Statement. The Underwriters and the Company and the Selling Stockholders each will use their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

              SECTION 11.  Indemnification.

                    (a) The Company and each of the Selling Stockholders, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and provided further, that the indemnity provided in this
Section 10(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, charge, liability or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected was not sent or given to such person within the time required by the Act and the Rules and Regulations thereunder; and provided, further, that the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. In addition to its other obligations under this

Section 11(a), the Company and each of the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, all as described in this
Section 11(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Stockholders' obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that the untrue statement or alleged untrue statement or omission or alleged omission that is the subject of the claim, action, investigation, inquiry or other proceeding is determined to have been made in reliance upon and in conformity with information furnished to the Company pursuant to Section 4 hereof, each Underwriter shall promptly return such interim reimbursement to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. No Selling Stockholder shall be required to provide indemnification hereunder until the Underwriter or controlling person seeking indemnification shall have first made written demand for payment on the Company with respect to any such loss, claim, damage, liability or expense and the Company shall have either rejected such demand or failed to make such requested payment within sixty (60) days after receipt thereof. In the event the Company rejects any such demand or fails to make any such requested payment, the Underwriter or controlling person seeking indemnification agrees to concurrently make demand for indemnification against all Selling Stockholders; provided that such Underwriter or controlling person shall have sole discretion as to whether to take any fur ther action against a Selling Stockholder and no failure by an Underwriter or controlling person to take further action against a Selling Stockholder shall prejudice such Underwriter's or controlling person's rights with respect to other Selling Stockholders.
This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

                    (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or any Selling Stockholder, within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this
Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that the untrue statement or alleged untrue statement or omission or alleged omission that is the subject of the claim, action, investigation, inquiry or other proceeding is determined to have been made in reliance upon and in conformity with information furnished to the Company otherwise than in reliance upon and in conformity with information pursuant to Section 4 hereof, the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) shall promptly return such interim reimbursement to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                    (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties who are parties to such action). Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                    (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                    (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the

NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so.
Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

              SECTION 12. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

                 In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

              SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11, 14 and 15 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 p.m,., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 p.m., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

              SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                    (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company (except to the extent provided in Section 11 hereof).

                    (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of the Subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof).

              SECTION 15. Failure of the Selling Stockholders to Sell and Deliver. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.

              SECTION 16. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers, of the Selling Stockholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

              SECTION 17. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: Jack Levin, with a copy to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111, Attention:
Lawrence B. Rabkin, Esq.; and if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 2911 Turtle Creek Boulevard, Suite 300, Dallas, Texas 75219, Attention: Margot T.

Lebenberg, Esq., Vice President and General Counsel and Secretary, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178,
Attention: Christopher T. Jensen, Esq. The Company or you may change the address for receipt of communications hereunder by giving notice to the others.

              SECTION 18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

              SECTION 19. Representation of Underwriters. Any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as your representative, will be binding upon all the Underwriters.

              SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

              SECTION 21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

              SECTION 22. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

              Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

              In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

              If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, all in accordance with its terms.



                                         Very truly yours,

                                         F.Y.I. INCORPORATED



                                         By:
                                            -----------------------------------
                                                   Ed H. Bowman, Jr.,
                                                      President and
                                                 Chief Executive Officer


                                         SELLING STOCKHOLDERS


                                         By:
                                            -----------------------------------
                                           Attorney-in-Fact


The foregoing Underwriting
Agreement is hereby confirmed
and accepted by us in San
Francisco, California as of
the date first above written.

MONTGOMERY SECURITIES
BEAR STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY, L.L.C.

By MONTGOMERY SECURITIES


By:
   ------------------------------
    Managing Director

                                   SCHEDULE A


                                                       Number of Firm
 Name of Underwriter                                Shares to be Purchased
 -------------------                                ----------------------
 Montgomery Securities
 Bear, Stearns & Co. Inc.
 William Blair & Company, L.L.C.

                                        TOTAL
                                        -----                 ==========

                                   SCHEDULE B



                                           Number of Firm
Selling Stockholder                      Shares to be Sold
                                         -----------------
Greg Melanson                                     120,000
Thomas C. Walker                                   67,590
Jonathan B. Shaw                                   50,000
David Lowenstein                                   53,250
Steven H. Rowen                                    26,600
Kent Lee Patterson                                  2,479
Robert Tessler                                     15,002
Michael J. Bradley                                 12,500
Gerald Pierson                                      7,950
Roger Mansfield                                    13,628
Theodore R. Montuori                               13,000
G. Michael Bellenghi                               13,200
Neil Dean Patterson                                11,000
Fairfield Management, LLC                           4,000
Jack B. Dane                                        4,376
William M. DeArman                                  5,425




               TOTAL                              420,000
               -----                       ==============